EXHIBIT 21

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

SUBSIDIARIES OF THE COMPANY

American Safety Insurance Holdings, Ltd. – Bermuda

American Safety Assurance, Ltd. – Bermuda

American Safety Reinsurance Ltd. – Bermuda

American Safety Holdings Corp. – Georgia

American Safety UK Limited – UK

American Safety Casualty Insurance Company – Oklahoma

American Safety Indemnity Company – Oklahoma

Harbour Consulting, Ltd.—Bermuda

American Safety Insurance Services, Inc. – Georgia

American Safety Claims Services, Inc. – Georgia

American Safety Administrative Services, Inc. – Georgia

Sureco Bond Services, Inc. – Georgia

American Safety Financial Corp. – Georgia

American Safety Purchasing Group, Inc. – Georgia

LTC Risk Management, LLC – Ohio

American Safety Capital Trust—Georgia

American Safety Capital Trust II—Georgia

American Safety Capital Trust III—Georgia

American Safety Risk Retention Group, Inc. (non-subsidiary risk retention group affiliate) – Vermont

American Safety Assurance (VT), Inc. – Vermont

Bluestone Agency, Inc.—Arizona

Bluestone Captive – Cayman Islands